Exhibit 99.1
SI-BONE Announces Preliminary Revenue for the Fourth Quarter and Full Year 2024
Fourth Quarter 2024 worldwide revenue of ~$48.8 to $49.0 million representing growth of ~26%
Achieved adjusted EBITDA profitability in the fourth quarter

SANTA CLARA, Calif., January 13, 2025 – SI-BONE, Inc. (Nasdaq: SIBN), a medical device company dedicated to solving sacropelvic disorders, today announced its preliminary and unaudited revenue and cash and cash equivalents for fourth quarter and full year 2024.

Fourth Quarter 2024 Summary (any comparisons are to the prior year period)
•Worldwide revenue between $48.8 - $49.0 million, representing ~26% growth
•U.S. revenue between $46.7 - $46.9 million, representing ~28% growth
•Ended the quarter with ~1,390 active physicians in the U.S., representing ~23% growth
•Cash and marketable securities of ~$150 million, implying net cash use of ~$0.8 million in the quarter

Fiscal Year 2024 Summary (any comparisons are to the prior year period)
•Worldwide revenue between $167.0 - $167.1 million, representing ~20% growth
•U.S. revenue between $158.2 - $158.4 million, representing ~21% growth

The fourth quarter and full year 2024 revenue, adjusted EBITDA, and cash and marketable securities are included in this release on a preliminary basis, prior to the completion of SI-BONE's financial closing procedures and audit procedures by its external auditors and therefore may be subject to adjustment. SI-BONE expects to provide fourth quarter and full year 2024 financial results during its fourth quarter 2024 earnings call in late February 2025.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in developing unique technologies for surgical treatment of sacropelvic disorders. Since pioneering minimally invasive SI joint surgery in 2009, SI-BONE has supported over 4,300 physicians in performing a total of over 115,000 procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including two randomized controlled trials and over 160 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, sacropelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

SI-BONE is a registered trademark of SI-BONE, Inc. ©2025 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE's preliminary fourth quarter and full year 2024 revenue and cash and marketable securities, which is subject to continued review by SI-BONE and its auditors and significant adjustments may be made before final results are determined, SI-BONE's ability to introduce and commercialize new products and indications, SI-BONE's ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness on the ability and desire of patients to undergo elective procedures including those using SI-BONE's devices, SI-BONE's ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE's devices. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filing on Form 10-K, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors." SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

SI-BONE uses adjusted EBITDA, a non-GAAP financial measures that excludes from net loss the effects of interest income, interest expense, depreciation and amortization, stock-based compensation and income tax expense. SI-BONE believes the presentation of adjusted EBITDA is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of adjusted EBITDA is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE's reported results of operations, management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA may differ from similarly titled measures used by others.

Investor Contact
Saqib Iqbal
Sr. Director, FP&A and Investor Relations
investors@SI-BONE.com